SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                 Date of report
                       (Date of earliest event reported):
                                 March 18, 2004



                                  Cosi, Inc.
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            (Exact name of registrant as specified in its charter)



             Delaware                    000-50052              06-1393745
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   (State or other jurisdiction       (Commission File       (I.R.S. Employer
        of incorporation)                 Number)          Identification No.)



        242 West 36th Street, New York, New York                  10018
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        (Address of principal executive offices)                (Zip Code)



               Registrant's telephone number, including area code
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                                 (212) 653-1600



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         (Former name or former address, if changed since last report.)

Item 5.     Other Events.

      Cosi, Inc. (the "Company") announced today that its 2004 Annual Meeting of Stockholders is scheduled to be held on May 17, 2004, which is a change of more than 30 days from the anniversary of the Company's 2003 Annual Meeting of Stockholders. Consequently, any stockholder proposal sought to be included in the Company's proxy materials for the 2004 Annual Meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received by the Company a reasonable time before it begins to print its proxy materials. The Company considers proposals received by March 29, 2004 to be a reasonable time before it begins to print its proxy materials. In addition, any stockholder interested in presenting a proposal for action at the 2004 Annual Meeting must deliver advance written notice of such proposal to the Company by March 29, 2004. Both stockholder proposals and written notifications should be sent to Cosi, Inc., c/o Corporate Secretary, 242 West 36th Street, New York, NY 10018.

      The date of the 2004 Annual Meeting and the record date for such meeting was announced in a press release, dated March 18, 2004, attached hereto as
Exhibit 99.1, which is incorporated herein by reference.

Item 7(c).  Exhibits

99.1 Press Release of Cosi, Inc., dated as of March 18, 2004, announcing the date of the 2004 Annual Meeting of Stockholders and the record date for such meeting.

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Cosi, Inc.

Date:  March 18, 2004

                                   /s/ Kevin Armstrong
                                   --------------------------------------------
                                   Name:  Kevin Armstrong
                                   Title: Chief Executive Officer and President

                                INDEX TO EXHIBITS
                                -----------------

                                                                 Paper (P) or
Exhibit No.       Description                                    Electronic (E)
-----------       -----------                                    --------------

99.1              Press Release of Cosi, Inc., dated as of             (E)
                  March 18, 2004, announcing the date of the 2004 Annual Meeting of Stockholders and the record date for such meeting.